UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 26, 2010 (July 23, 2010)

KOKO LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-53941
(State or other jurisdiction of incorporation)	(Commission File No.)

12901 South Buttercup Lane
Spokane, Washington 99224
(Address of principal executive offices and Zip Code)

509-991-5761
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 23, 2010, we entered into a written purchase order with Sharper Image wherein we agreed to sell to Sharper Image 480 steak timers in consideration of $5,760.00.  As of the date of this report, the steak timers have not been shipped and payment has not been received by us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of July 2010.

QE BRUSHES, INC.

BY:	GREGORY RUFF
Gregory Ruff, President President